Exhibit 99.2

[NAME] [STREET] [CITY, STATE ZIP]	To vote in the Diboll State Bancshares, Inc. special meeting, please mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to:

Charlotte Parish

Corporate Secretary

Diboll State Bancshares, Inc.

104 North Temple Drive

Diboll, Texas 75941

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

1. APPROVAL OF THE MERGER PROPOSAL. To approve the Agreement and Plan of Merger, dated as of June 12, 2017, by and among Southside Bancshares, Inc., Rocket Merger Sub, Inc., and Diboll State Bancshares, Inc., pursuant to which Rocket Merger Sub, Inc. will merge with and into Diboll State Bancshares, Inc., with Diboll State Bancshares, Inc. as the surviving company, all on and subject to the terms and conditions contained therein.

☐	FOR	☐	AGAINST	☐	ABSTAIN

2. APPROVAL OF THE ADJOURNMENT PROPOSAL. To approve the adjournment of the Diboll State Bancshares, Inc. special meeting to a later date or dates if the board of directors of Diboll State Bancshares, Inc. determines such an adjournment is necessary to permit solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to constitute a quorum or to approve the Agreement and Plan of Merger.

☐	FOR	☐	AGAINST	☐	ABSTAIN

NOTE: The Board of Directors does not expect there to be any other business conducted at the special meeting.

	Yes	No
Please indicate if you plan to attend the special meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: If you have questions about the merger or the Diboll State Bancshares, Inc. special meeting, need additional copies of the proxy statement/prospectus or need to obtain proxy cards or other information related to the proxy solicitation, you may contact H. J. Shands, III, Chairman of the Board, President and Chief Executive Officer, at the following address or by calling the following telephone number: Diboll State Bancshares, Inc., 104 North Temple Drive, Diboll, Texas 75941, (936) 829-4721.

DIBOLL STATE BANCSHARES, INC.

Special Meeting of Shareholders

October 17, 2017; 2:00 p.m.

This proxy is solicited by the Board of Directors of Diboll State Bancshares, Inc.

The undersigned holder(s) of Diboll State Bancshares, Inc. common stock hereby revokes all previous proxies, if any, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus, and hereby appoints H. J. Shands, III and James Denman, and each of them, as attorneys, agents and proxies of the undersigned, with full powers of substitution, to attend and act as proxies of the undersigned at the Special Meeting of Shareholders of Diboll State Bancshares, Inc. to be held at the T.L.L. Temple Memorial Library, 300 Park Street, Diboll, Texas 75941, on Tuesday, October 17, 2017, at 2:00 p.m., Central Time, and any and all adjournments thereof, and to vote as specified herein the number of shares of common stock that the undersigned, if personally present, would be entitled to vote, with the same force and effect as the undersigned might or could do if personally present.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the board of directors of Diboll State Bancshares, Inc., and, therefore, will be voted for “FOR” proposals 1 and 2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments.

Continued and to be signed on reverse side